UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Forest Point Boulevard
Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2016, Jerome A. Peribere, President and Chief Executive Officer of Sealed Air Corporation (the “Company”), entered into a letter agreement (the “Amendment Letter”) amending the terms of his employment letter with the Company dated August 28, 2012 (the “Original Agreement”) to extend the term of Mr. Peribere’s employment and make certain compensation adjustments as described below.

The Original Agreement provided for an initial employment term scheduled to end August 31, 2016, with additional one-year renewal terms thereafter. The Amendment Letter provides for an extension of the employment term until December 31, 2017, additional performance responsibilities regarding succession planning and compensation adjustments.

The Amendment Letter provides for the following adjustments to Mr. Peribere’s compensation: (i) an increase in base salary from $1,190,000 to $1,250,000, effective as of January 1, 2016; (ii) an increase in Mr. Peribere’s target annual bonus award percentage from 125% of base salary to 130% of base salary, effective with the 2016 performance year; and (iii) an increase in Mr. Peribere’s target long-term incentive award amount from $5,059,000 to $7,559,000, beginning with the 2016 award cycle.

The Amendment Letter also provides Mr. Peribere with two additional awards of restricted stock units under the Company’s 2014 Omnibus Incentive Plan (the “Inducement Awards”), one that is time-vesting and the other that is performance-vesting, to further encourage Mr. Peribere’s retention and Company performance through the end of the extended term. The time-vesting Inducement Award, for 75,000 shares, requires Mr. Peribere to remain in service with the Company through December 31, 2017. The performance-vesting Inducement Award, also for 75,000 shares, in addition to the time-vesting requirement noted above, requires that either (i) the Company’s cumulative total stockholder return for 2016-2017 be in the top 25% of its peers (using the same peers and methodology under the Company’s performance stock unit (PSU) awards) and the Company’s stock price as of December 31, 2017 equals at least $43.70/share, or (ii) the Company’s stock price as of December 31, 2017 equals at least $55/share. The Amendment Letter provides that the stock price as of December 31, 2017 for this purpose will be determined using a 30-day arithmetic mean of closing prices.

The Amendment Letter specifies the treatment for the Inducement Awards and 2016 and 2017 PSU awards in case of termination of employment before December 31, 2017. The Amendment Letter, like the Original Agreement, provides for severance payments equal to 12 months of salary and target bonus in case of termination without cause before December 31, 2017, but such severance is proportionately reduced if such termination of employment occurs during 2017 to provide severance payments through the end of the term, December 31, 2017.

The foregoing summary of the Amendment Letter is qualified in its entirety by reference to the full text of the Amendment Letter included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment Letter between the Company and Jerome A. Peribere, dated January 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: January 20, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment Letter between the Company and Jerome A. Peribere, dated January 15, 2016